Exhibit 99.1

nCino Reports First Quarter Fiscal Year 2026 Financial Results
•Total Revenues of $144.1M, up 13% year-over-year
•Subscription Revenues of $125.6M, up 14% year-over-year
WILMINGTON, N.C., May 28, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced financial results for the first quarter of fiscal year 2026, ended April 30, 2025.
"Strong execution drove financial results above guidance, underscoring our ability to deliver value for shareholders and customers," said Sean Desmond, CEO at nCino. "We're fulfilling our commitments and advancing key platform capabilities across commercial, consumer, and mortgage solutions, while enhancing onboarding and omnichannel experiences. At the same time, we're accelerating our AI strategy to reimagine key banking workflows and seamlessly embedding intelligence across the entire nCino Platform to deliver more intuitive and engaging customer experiences."
Financial Highlights
•Revenues: Total revenues for the first quarter of fiscal 2026 were $144.1 million, a 13% increase from $128.1 million in the first quarter of fiscal 2025. Subscription revenues for the first quarter were $125.6 million, up from $110.4 million one year ago, an increase of 14%.
•Income (Loss) from Operations: GAAP loss from operations in the first quarter of fiscal 2026 was $(1.5) million compared to $(3.7) million in the same quarter of fiscal 2025. Non-GAAP operating income in the first quarter of fiscal 2026 was $24.8 million compared to $24.4 million in the first quarter of fiscal 2025, an increase of 2%.
•Net Income (Loss) Attributable to nCino: GAAP net income (loss) attributable to nCino in the first quarter of fiscal 2026 was $5.6 million compared to $(3.0) million in the first quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the first quarter of fiscal 2026 was $18.4 million compared to $22.8 million in the first quarter of fiscal 2025.
•Net Income (Loss) Attributable to nCino per Share: GAAP net income (loss) attributable to nCino in the first quarter of fiscal 2026 was $0.05 per basic and diluted share compared to $(0.03) per basic and diluted share in the first quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the first quarter was $0.16 per diluted share compared to $0.20 per diluted share in the first quarter of fiscal 2025.
•Cash: Cash, cash equivalents, and restricted cash were $133.6 million as of April 30, 2025 and $208.5 million was outstanding under nCino's revolving credit facility. In the first quarter ended April 30, 2025, nCino repurchased approximately 1.8 million shares of the Company's outstanding common stock at an average share price of $22.17 for total consideration of $40.6 million.
Recent Business Highlights
•Signed a multi-solution expansion agreement with a $25 billion AUM bank in the U.S.: A regional bank in the U.S. doubled its annual commitment to nCino with an expansion agreement for Consumer Lending and U.S. Mortgage, accompanying a five-year renewal.
•Completed rollout of a top-5 bank in the U.S.: A top-5 bank in the U.S. completed its rollout of nCino Commercial Lending, bringing all of its commercial and business lending onto the nCino Platform.
•Selected by San ju San Bank for mortgage lending: A regional Japanese bank based in Yokkaichi City will use nCino to digitize its mortgage lending processes with the aim of improving employee efficiency and shortening loan cycle times.
•Benefited from expansion opportunities brought about by customer M&A: Signed expansion agreements with a top-50 bank in the U.S. and a top-10 Canadian bank following respective customers' completed acquisitions.
•Hosted nSight 2025: Welcomed over 1,600 attendees to annual conference, nSight, where the Company unveiled its latest product enhancements leveraging advanced AI to tackle key challenges in financial services, including operations analytics, smarter risk management, personalized customer experiences, and streamlined compliance processes.
•Established the nCino Research Institute (nRI): At nSight, the Company also launched the nCino Research Institute (nRI), an initiative designed to offer economic trends analysis and banking benchmark data and analysis to help nCino's customers excel in an unpredictable economic landscape. By leveraging the data within the nCino Platform and interpreting global economic indicators, the nRI delivers unique insights on banking performance and innovation, with actionable guidance to drive strategy and growth.

Financial Outlook
nCino is providing guidance for its second quarter ending July 31, 2025, as follows:
•Total revenues between $142.0 million and $144.0 million.
•Subscription revenues between $124.5 million and $126.5 million.
•Non-GAAP operating income between $23.5 million and $24.5 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.13 to $0.14.
nCino is providing guidance for its fiscal year 2026 ending January 31, 2026, as follows:
•Total revenues between $578.5 million and $582.5 million.
•Subscription revenues between $507.0 million and $511.0 million.
•Non-GAAP operating income between $112.0 million and $116.0 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.69 to $0.72.
•Annual Contract Value (ACV) between $564.0 million and $567.0 million.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 2,700 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit
www.ncino.com
.
INVESTOR CONTACT
Harrison Masters
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
press@ncino.com

Forward-Looking Statements: This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with acquisitions we undertake, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution, including in connection with our migration to an asset-based pricing model; (vii) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2025	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$120,928	$133,230
Accounts receivable, net	146,787	104,417
Costs capitalized to obtain revenue contracts, current portion, net	13,462	13,928
Prepaid expenses and other current assets	21,072	22,109
Total current assets	302,249	273,684
Property and equipment, net	74,953	77,293
Operating lease right-of-use assets, net	16,026	15,560
Costs capitalized to obtain revenue contracts, noncurrent, net	23,735	23,233
Goodwill	1,019,375	1,080,657
Intangible assets, net	154,571	161,316
Investments	9,294	7,262
Long-term prepaid expenses and other assets	10,178	11,937
Total assets	$1,610,381	$1,650,942
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$13,640	$15,101
Accrued expenses and other current liabilities	39,865	35,185
Deferred revenue, current portion	191,174	203,659
Financing obligations, current portion	1,680	1,729
Operating lease liabilities, current portion	5,153	5,068
Total current liabilities	251,512	260,742
Operating lease liabilities, noncurrent	12,819	12,338
Deferred income taxes, noncurrent	13,851	20,718
Deferred revenue, noncurrent	269	277
Revolving credit facility, noncurrent	166,000	208,500
Financing obligations, noncurrent	51,172	50,713
Other long-term liabilities	17,160	16,707
Total liabilities	512,783	569,995
Commitments and contingencies
Redeemable non-controlling interest	8,286	8,729
Stockholders’ equity
Common stock	58	59
Treasury stock, at cost	—	(40,588)
Additional paid-in capital	1,474,413	1,490,590
Accumulated other comprehensive income	176	1,551
Accumulated deficit	(385,335)	(379,394)
Total stockholders’ equity	1,089,312	1,072,218
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,610,381	$1,650,942

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2024	2025
Revenues
Subscription	$110,406	$125,588
Professional services and other	17,681	18,549
Total revenues	128,087	144,137
Cost of revenues
Subscription	31,780	36,125
Professional services and other	19,400	21,570
Total cost of revenues	51,180	57,695
Gross profit	76,907	86,442
Gross margin %	60%	60%
Operating expenses
Sales and marketing	28,045	32,971
Research and development	29,981	33,341
General and administrative	22,544	21,643
Total operating expenses	80,570	87,955
Loss from operations	(3,663)	(1,513)
Non-operating income (expense)
Interest income	605	417
Interest expense	(1,477)	(4,450)
Other income (expense), net	(744)	16,097
Net income (loss) before income taxes	(5,279)	10,551
Income tax provision (benefit)	(2,982)	4,534
Net income (loss)	(2,297)	6,017
Net income (loss) attributable to redeemable non-controlling interest	(165)	76
Adjustment attributable to redeemable non-controlling interest	844	379
Net income (loss) attributable to nCino, Inc.	$(2,976)	$5,562
Net income (loss) per share attributable to nCino, Inc.:
Basic	$(0.03)	$0.05
Diluted	$(0.03)	$0.05
Weighted average number of common shares outstanding:
Basic	114,197,068	114,781,654
Diluted	114,197,068	116,578,848

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2024	2025
Cash flows from operating activities
Net income (loss) attributable to nCino, Inc.	$(2,976)	$5,562
Net income (loss) and adjustment attributable to redeemable non-controlling interest	679	455
Net income (loss)	(2,297)	6,017
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,290	10,705
Non-cash operating lease costs	1,615	1,161
Amortization of costs capitalized to obtain revenue contracts	2,741	3,591
Amortization of debt issuance costs	10	72
Stock-based compensation	16,205	15,814
Change in fair value of contingent consideration	—	200
Deferred income taxes	(3,441)	2,656
Provision for (recovery of) bad debt	(131)	202
Net foreign currency losses (gains)	756	(13,669)
Gains on investments	—	(1,652)
Loss on disposal of long-lived assets	—	73
Change in operating assets and liabilities:
Accounts receivable	37,464	45,717
Costs capitalized to obtain revenue contracts	(5,105)	(3,158)
Prepaid expenses and other assets	(2,092)	(1,542)
Accounts payable	3,812	480
Accrued expenses and other liabilities	(8,192)	(15,796)
Deferred revenue	6,175	5,245
Operating lease liabilities	(1,368)	(1,335)
Other long term liabilities	—	(461)
Net cash provided by operating activities	54,442	54,320
Cash flows from investing activities
Acquisition of business, net of cash acquired	(90,737)	(50,263)
Acquisition of assets	(150)	—
Purchases of property and equipment	(342)	(1,718)
Sale of investment	—	3,684
Net cash used in investing activities	(91,229)	(48,297)
Cash flows from financing activities
Repurchases of common stock	—	(40,588)
Proceeds from borrowings on revolving credit facility	75,000	102,500
Payments on revolving credit facility	(20,000)	(60,000)
Payments of debt issuance costs	(262)	—
Exercise of stock options	1,601	748
Principal payments on financing obligations	(359)	(410)
Net cash provided by financing activities	55,980	2,250
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,799)	4,040
Net increase in cash, cash equivalents, and restricted cash	17,394	12,313
Cash, cash equivalents, and restricted cash, beginning of period	117,444	121,267
Cash, cash equivalents, and restricted cash, end of period	$134,838	$133,580

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$129,481	$133,230
Restricted cash included in long-term prepaid expenses and other assets	5,357	350
Total cash, cash equivalents, and restricted cash, end of period	$134,838	$133,580

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. Acquisition-related expenses include but are not limited to: costs incurred from third-party professional services firms in connection with business combination and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs, if any, that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time. Adjustments to stock-based compensation in connection with restructuring events are presented in Stock-Based Compensation Expenses.

•Intercompany Foreign Currency Exchange Gains/Losses. Beginning with the first quarter of fiscal 2026, nCino adjusts for foreign currency exchange gains and losses primarily from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. We believe foreign currency gains and losses on intercompany loans and transactions is not indicative of our results and business outlook. Prior period amounts have been recast to reflect this change.

•Tax (Benefit) Provision Related to Acquisitions. Upon certain acquisitions, nCino reduced the valuation allowance against U.S. deferred tax assets, resulting in a one-time tax benefit recorded in Income tax (benefit) provision. We believe that the exclusion of this benefit from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2024	2025
GAAP total revenues	$128,087	$144,137

GAAP cost of subscription revenues	$31,780	$36,125
Amortization expense - developed technology	(4,118)	(5,075)
Stock-based compensation	(562)	(664)
Non-GAAP cost of subscription revenues	$27,100	$30,386

GAAP cost of professional services and other revenues	$19,400	$21,570
Amortization expense - other	(82)	(82)
Stock-based compensation	(2,779)	(2,754)
Non-GAAP cost of professional services and other revenues	$16,539	$18,734

GAAP gross profit	$76,907	$86,442
Amortization expense - developed technology	4,118	5,075
Amortization expense - other	82	82
Stock-based compensation	3,341	3,418
Non-GAAP gross profit	$84,448	$95,017

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	60%	60%
Amortization expense - developed technology	3	4
Stock-based compensation	3	2
Non-GAAP gross margin %	66%	66%

GAAP sales & marketing expense	$28,045	$32,971
Amortization expense - customer relationships	(2,423)	(3,580)
Amortization expense - trade name	(43)	(424)
Amortization expense - other	(16)	(28)
Stock-based compensation	(3,956)	(2,928)
Acquisition-related expenses	—	(335)
Non-GAAP sales & marketing expense	$21,607	$25,676

GAAP research & development expense	$29,981	$33,341
Stock-based compensation	(4,226)	(4,115)
Acquisition-related expenses	—	(90)
Non-GAAP research & development expense	$25,755	$29,136

GAAP general & administrative expense	$22,544	$21,643
Stock-based compensation	(4,682)	(5,353)
Acquisition-related expenses	(5,040)	(915)
Litigation expenses	(181)	—
Non-GAAP general & administrative expense	$12,641	$15,375

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2024	2025

GAAP loss from operations	$(3,663)	$(1,513)
Amortization of intangible assets	6,682	9,189
Stock-based compensation	16,205	15,814
Acquisition-related expenses	5,040	1,340
Litigation expenses	181	—
Non-GAAP operating income	$24,445	$24,830

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(3)%	(1)%
Amortization of intangible assets	5	6
Stock-based compensation	13	11
Acquisition-related expenses	4	1
Non-GAAP operating margin %	19%	17%

GAAP net income (loss) attributable to nCino, Inc.	$(2,976)	$5,562
Amortization of intangible assets	6,682	9,189
Stock-based compensation	16,205	15,814
Acquisition-related expenses	5,040	1,340
Litigation expenses	181	—
Intercompany foreign currency Exchange (gain)/loss[2]	844	(14,300)
Tax benefit related to acquisition	(3,609)	(1,955)
Income tax effect on non-GAAP adjustments[3]	(450)	2,378
Adjustment attributable to redeemable non-controlling interest	844	379
Non-GAAP net income attributable to nCino, Inc.	$22,761	$18,407

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended April 30,
	2024	2025
Basic GAAP net income (loss) attributable to nCino, Inc. per share	$(0.03)	$0.05
Weighted-average shares used to compute basic GAAP net income (loss) attributable to nCino, Inc. per share	114,197,068	114,781,654
Diluted GAAP net income (loss) attributable to nCino, Inc. per share	$(0.03)	$0.05
Weighted-average shares used to compute diluted GAAP net income (loss) attributable to nCino, Inc. per share	114,197,068	116,578,848

Basic non-GAAP net income attributable to nCino, Inc. per share	$0.20	$0.16
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	114,197,068	114,781,654
Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.20	$0.16
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	116,553,054	116,578,848

Free cash flow
Net cash provided by operating activities	$54,442	$54,320
Purchases of property and equipment	(342)	(1,718)
Free cash flow	$54,100	$52,602
Principal payments on financing obligations[4]	(359)	(410)
Free cash flow less principal payments on financing obligations	$53,741	$52,192
1Columns may not foot due to rounding.
2Effective the beginning of our first quarter for fiscal year 2026, we are excluding intercompany foreign currency exchange gains and losses from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. Prior period amounts have been recast to reflect this change.
3Income tax adjustments for prior periods have been recast related to excluding intercompany foreign currency exchange gains and losses related to intercompany loans and transactions from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity as stated in the note above.
4These amounts represent the non-interest component of payments towards financing obligations for facilities.